EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Shares of Golar LNG Limited dated November 9, 2026, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:
November 9, 2026
THEBES OFFSHORE MASTER FUND, LP
By: Thebes GP, LLC, as General Partner
By: ___/s/ Jonah Glickstein _____________________
      Jonah Glickstein,
      General Counsel

17TH STREET CAPITAL MASTER FUND, LP
By: 17th Street Capital GP, LLC, as General Partner
By: ___/s/ Jonah Glickstein _______________________
      Jonah Glickstein,
      General Counsel

QENA CAPITAL PARTNERS OFFSHORE MASTER FUND, LP

By: LCG Holdings, LLC, as General Partner
By: ___/s/ Jonah Glickstein _______________________
      Jonah Glickstein
      General Counsel

THEBES GP, LLC
By: ____/s/ Jonah Glickstein _______________________________
      Jonah Glickstein,
      General Counsel

LCG HOLDINGS, LLC
By: ____/s/ Jonah Glickstein _______________________________
      Jonah Glickstein,
      General Counsel

17TH STREET CAPITAL GP, LLC
By: ____/s/ Jonah Glickstein _______________________________
      Jonah Glickstein,
      General Counsel

LUXOR CAPITAL GROUP, LP
By: Luxor Management, LLC, as General Partner
By: __/s/ Jonah Glickstein ________________________
      Jonah Glickstein,
      General Counsel

LUXOR MANAGEMENT, LLC
By: ____/s/ Jonah Glickstein _______________________
      Jonah Glickstein,
      General Counsel

____/s/ Jonah Glickstein                 ___________________
Jonah Glickstein, as Agent
For Michael Conboy

____/s/ Jonah Glickstein __________________________
Jonah Glickstein, as Agent
For Christian Leone